Total Luxury Group Announces Two New Members to the Board of Directors

NEW YORK, NY -- 08/08/2006 -- Total Luxury Group, Inc. (OTCBB: TLEI) is pleased to announce that the Company has filled two of its three vacant board seats. At a duly called meeting of the Board of Directors, the Board appointed Janon Costley and Larry Block to serve on the Board until the next shareholder meeting. Janon Costley is the President of the recently acquired International Apparel Group, Inc. and Larry Block is the president of FashionLab LA, Inc., with whom the Company is currently negotiating a license deal for their trademarks, YMLA and Y-Chrome.

These two Board members open the way for the Company to be a significant player in the US apparel industry. Total Luxury Group, Inc. Chairman and CEO Sandy Masselli states: "Both Janon and Larry are aggressive and very well connected in today's apparel market. They will both be very active in the management and operations of our Company going forward."

In addition, the Board also approved a resolution appointing outside Company director Samuel S.G. Hughes to head up a combined committee for Audit and Compensation.

About Janon Costley: After graduating from North Carolina A&T in 1995 with degrees in marketing and business administration, Janon Costley became Vice President of 21st Century Expo Group, Inc., one of the nations leading minority owned trade show companies. Since 2000, Mr. Costley has been instrumental in building International Apparel Group by establishing strategic alliances with key retailers and manufacturing partners, developing private label and licensing programs with Converse, NFL Superstar Randy Moss, legendary rapper DMC and hip-hop photographer Ernie Pinnicolli.

About Larry Block: With a Bachelor of Science degree in Business Administration and minors in Marketing, Sales Management, Business Policy and Advertising, from the State University of New York, Mr. Larry Block has spent over 25 years in the apparel industry including owning a chain of Men's retail stores named American Male, and founding YMLA, which quickly became one of the hottest brands in the young men's market. Y.M.L.A. Inc, was twice name to the INC 500 fastest growing companies in America, and 2 times named to the Los Angeles Business Journal of fastest growing companies in Los Angeles. Y.M.L.A. was also named to the top 10 inner city 100 companies across the United States. Sales topped 28 million in 2001.

About Total Luxury Group, Inc.

Total Luxury Group, Inc., has been seeking additional opportunities within the consumer products industry, for acquisition of companies that have a proven management team, and desirable products or services. In May 2006, Total Luxury Group, Inc acquired International Apparel Group, Inc., an apparel holding company that through its subsidiary companies manufactures and sells apparel to major retailers and distributors around the world.

Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words "expects," "will" and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of management and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company's control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive, and other factors affecting the Company and its operations; and other risk factors. TLEI cautions that the foregoing factors are not exclusive. TLEI assumes no obligation to update the information contained in this press release.

CONTACT:
Total Luxury Group, Inc.
International Apparel Group, Inc., MIAMI, FL
Janon Costley
(305) 892-6744